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                                                            Exhibit 99 (d)(1)(i)

                          FORM OF AMENDED AND RESTATED
                             INVESTMENT ADVISORY AND
                          MANAGEMENT SERVICES AGREEMENT

     This Agreement made this 23rd day of February, 1980, as amended December 1, 1996 and as further amended and restated the 21st day of May, 2003, by and between EQUITRUST MONEY MARKET FUND, INC., a Maryland corporation (the "Fund"), and EQUITRUST INVESTMENT MANAGEMENT SERVICES, INC., a Delaware corporation ("EquiTrust");

     WHEREAS, the original Agreement between the Fund and EquiTrust made February 23, 1980 was approved by the vote of at least a majority (as defined in the Investment Company Act of 1940 ("ICA")) of the outstanding shares of the Fund and was later amended on December 1, 1996;

     WHEREAS, the Fund and EquiTrust wish to amend and restate the original Agreement as amended (i) to reflect the current names of the Fund and EquiTrust, and (ii) to make other minor modifications; and it is amended and restated hereby:

                                   WITNESSETH:

     In consideration of the mutual covenants herein contained, it is agreed as follows:

     1. ADVISORY SERVICES. EquiTrust shall furnish investment research and advice to the Fund and shall manage the investment and reinvestment of the assets of the Fund and the conduct of its investment business, and matters incidental thereto, all subject to the supervision of the Board of Directors of the Fund (the "Board"), and the provisions of the Articles of Incorporation and By-Laws of the Fund and any resolutions adopted by the Board of Directors of the Fund. EquiTrust shall for all intents and purposes herein provided be deemed an independent contractor and nothing in this agreement shall be construed to constitute EquiTrust an agent of the Fund unless expressly provided herein. The Fund shall be free to retain at its expense other persons to furnish it with any services whatsoever, including, without limitation, statistical, factual or technical information or advice. The services of EquiTrust herein provided are not to be deemed exclusive and EquiTrust shall be free to render similar services or other services to others as long as its services hereunder shall not be impaired thereby.

     2. LIMITATIONS ON ADVISORY SERVICES. EquiTrust shall perform the services under this Agreement subject to the supervision and review of the Board and in a manner consistent with the objectives, policies and restrictions of the Fund as stated in its Registration Statement, as amended from time to time, the provisions of the ICA and the applicable requirements of the Internal Revenue Code of 1986.

     3. DUTIES OF ADVISER. In carrying out its obligations to manage the investment and reinvestment of the assets of the Fund, EquiTrust shall, as appropriate and consistent with the limitations set forth in Paragraph 2 hereof:

          (a) perform research and obtain and evaluate pertinent economic, statistical and financial data relevant to the investment policies of the Fund as set forth in the

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               prospectus for the Fund, as amended from time to time;

          (b) make and carry out day-to-day decisions to acquire or dispose of permissible investments, manage the investments and any other property of the Fund, and provide or obtain such services as may be necessary in managing, acquiring or disposing of investments; and

          (c) determine the composition of the assets of the Fund, including the purchase, retention or sale of the securities and cash contained in the Fund.

     4. REPORT TO BOARD. EquiTrust, either through persons employed by it or at its expense, shall furnish to the Board at least once every quarter a schedule of investments and other assets held in the Fund and a statement of all purchases and sales for the Fund, made during the period since the last report.

     5. RECORDS. EquiTrust agrees to preserve for the period prescribed by the rules and regulations of the Securities and Exchange Commission all records EquiTrust maintains for the Fund as are required to be maintained pursuant to said rules. EquiTrust agrees that all such records shall be the property of the Fund and shall be made available, within five (5) business days of the request, to the Fund's accountants or auditors during regular business hours at EquiTrust's offices upon prior written notice. In the event of termination of this Agreement for any reason, all such records shall be returned promptly to the Fund, free from any claim or retention of rights by EquiTrust. In addition, EquiTrust will provide any materials, reasonably related to the investment advisory services provided hereunder, as may be reasonably requested in writing by the Board or officers of the Fund or as may be required by any governmental agency having jurisdiction.

     6. EXPENSES. EquiTrust shall at its expense furnish the Fund with office space (in the offices of EquiTrust, or other such place or places as may be agreed upon by the parties) and such office facilities, simple business equipment, advisory, research and statistical facilities and clerical services and personnel as may be necessary to administer the investment business of the Fund. EquiTrust shall arrange, if desired by the Fund, for officers or employees of EquiTrust to serve without salary from the Fund as Directors, officers or agents of the Fund if duly elected or appointed to such positions by the shareholders of the Fund or by the Board thereof and subject to their individual consent and to any limitations imposed by law. EquiTrust will not be required to pay any other expenses of the Fund other than those expressly enumerated herein; and in particular, but without limiting the generality of the foregoing, EquiTrust will not be required to pay any of the following Fund expenses: (1) expenses for services rendered by a custodian including those for the safekeeping of the Fund's securities or other property and for keeping its books of account, (2) charges and expenses of independent auditors, legal counsel, any transfer or dividend disbursing agent or any registrar of the Fund, (3) costs of acquiring and disposing of portfolio securities, (4) interest, if any, on the obligations incurred by the Fund, (5) the cost of calculating the net asset value of the Fund as provided in the Articles of Incorporation and By-Laws of the Fund and corporate reports, (6) membership dues in the Investment Company Institute or any similar organization, (7) the cost of reports, notices to shareholders and other shareholder communications and other like miscellaneous expenses, (8) expenses of any registration and qualification of shares of the Fund for sale under federal securities laws and the securities laws of any state or other jurisdiction, (9) telephone and personnel costs incurred by EquiTrust and allocable to the above, (10) taxes and fees

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payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund or otherwise, and (11) expenses of underwriting and selling shares of stock issued by the Fund. The Fund shall not pay or incur any obligation for any management or administrative expenses for which the Fund intends to seek reimbursement from EquiTrust as herein provided without first obtaining the written approval of EquiTrust.

     7. COMPENSATION. For the services to be rendered and the charges and expenses assumed and to be paid by EquiTrust as provided herein, the Fund shall pay to EquiTrust compensation at the annual rate of 0.25% (25/100 of 1%) of average net assets of the Fund. Compensation under this agreement shall be calculated and accrued for each business day by applying the annual rate to the net assets of the Fund as of the close of the last business day preceding the day for which the fee is being calculated, and dividing the sum so computed by the number of business days in the fiscal year. The fees thus accrued shall be payable monthly, provided that such compensation shall be paid proportionately for any other period ending with the termination of this agreement.

     8. FUND TRANSACTIONS AND BROKERAGE. EquiTrust agrees to determine the securities to be purchased or sold by the Fund, subject to the provisions of Paragraphs 2 and 3 above, and to place orders pursuant to its determinations either directly with the issuer, with any broker-dealer or underwriter that specializes in the securities for which the order is made, or with any other broker or dealer selected by EquiTrust, subject to the following limitations.

     EquiTrust is authorized to select the brokers or dealers that will execute the purchases and sales of securities for the Fund and will use its best efforts to obtain the most favorable price and efficient execution of the Fund's orders, taking into account all appropriate factors, including: price; dealer spread or commission, if any; size and difficulty of the transaction; the nature of the market for the security; the reliability, financial condition and general execution and operational capabilities of the broker-dealer; and the research, statistical, and economic data or facilities furnished by the broker-dealer to the Fund.

     If, in the judgment of EquiTrust, the Fund would be benefited by supplemental investment research, EquiTrust is authorized to pay reasonable fees for such information. The expenses of EquiTrust may not necessarily be reduced as a result of receipt of such supplemental information. EquiTrust or any of its affiliates may also use any investment research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts.

     9. AVOIDANCE OF INCONSISTENT POSITION. In connection with purchases or sales of portfolio securities for the account of the Fund, neither EquiTrust nor any officer, director or shareholder of EquiTrust shall act as principal or receive any commission other than its compensation provided for in this Agreement. Such limitation, however, shall not prohibit the payment of the usual and customary brokerage commissions to any of such parties in the proper case. EquiTrust agrees that in all matters relating to the management of the investment of the assets of the Fund it will act in conformity with the Articles of Incorporation and By-Laws of the Fund and any resolutions adopted by the Board. It is understood and agreed that EquiTrust, by virtue of a separate agreement or agreements with the Fund, may also act as underwriter, distributor, transfer agent and/or shareholder service agent for the Fund, and/or perform accounting services for the Fund, and may be compensated therefor.

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     The same securities held by the Fund may also be held by separate investment accounts or other investment companies for which EquiTrust may act as an adviser or by EquiTrust or its affiliates. Because of different investment objectives or other factors, a particular security may be bought by EquiTrust or its affiliates or for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the Fund or other entities for which EquiTrust or its affiliates act as investment adviser or for their advisory clients arise for consideration at or about the same time, the Fund agrees that EquiTrust may make transactions in such securities, in such manner as is deemed equitable to all. To the extent that transactions on behalf of more than one client of EquiTrust during the same period may increase demand for securities being purchased or the supply of securities being sold, the Fund recognizes that there may be an adverse effect on price.

     It is agreed that, on occasions when EquiTrust deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other accounts or companies in order to obtain favorable execution and lower brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by EquiTrust in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and to such other accounts or companies. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund.

     10. LIMITATION OF LIABILITY OF ADVISER. EquiTrust shall not be liable for any error of judgment or mistake of law, or for any loss suffered by the Fund in connection with the matters to which this agreement relates, except loss to the Fund resulting from willful misfeasance, bad faith or gross negligence on the part of EquiTrust in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement, except to the extent otherwise provided by law. It is understood that the officers, Directors, agents and shareholders of the Fund are or may become interested in EquiTrust as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of EquiTrust may become similarly interested in the Fund; and that the existence of any such dual interest shall not affect the validity of this Agreement or any transaction hereunder except as provided in the Articles of Incorporation or By-Laws of the Fund or Articles of Incorporation of EquiTrust, or by the specific provisions of applicable law . Any person, even though also employed by EquiTrust, who may be or become an employee of and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of EquiTrust.

     11. EFFECTIVE DATE AND TERM. This Agreement shall become effective on the date hereof and shall continue until the close of business on November 15, 1981 and from year to year thereafter, but only so long as such continuance is approved at least annually in a manner consistent with the ICA. It may be terminated at any time without payment of any penalty by vote of the Board or by vote of the holders of a majority of the outstanding shares of the Fund as defined under the ICA or by EquiTrust on sixty (60) days' written notice to the other party. This Agreement may also be terminated at any time without payment of any penalty by vote of the Board in the event that it shall have been established by a court of competent jurisdiction that EquiTrust or any officer or director of EquiTrust has taken any action which results in a breach of the covenants of EquiTrust set forth herein. This

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Agreement shall automatically terminate in the event of its assignment within the meaning of such term under the ICA.

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the ICA.

     12. NOTICES. Any notices under this Agreement shall be in writing addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

     13. MISCELLANEOUS. The captions in this Agreement are included for convenience or reference only and in no way decline or limit any of the provisions hereof or otherwise effect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Fund and EquiTrust have caused this Agreement to be executed in their names and on their behalf and under their corporate seals by and through their duly authorized officers all on the day and year first above written.

                         EQUITRUST MONEY MARKET FUND, INC.

                                                       By: /s/ Craig A. Lang
                                    Its President

ATTEST:
/s/ Kristi Rojohn
Its Secretary

            EQUITRUST INVESTMENT MANAGEMENT SERVICES, INC.


                                                       By: /s/ Dennis M. Marker
                                    Its President

ATTEST:
/s/ Kristi Rojohn
Its Secretary